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                                                                   EXHIBIT 99(a)


                            IPSWICH BANCSHARES, INC.
                                23 MARKET STREET
                          IPSWICH, MASSACHUSETTS 01938
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  _____ _, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned, as a holder of common stock of Ipswich Bancshares, Inc. ("Ipswich"), hereby appoints David L. Grey and ____________, and each of them, as Proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Ipswich common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Ipswich Country Club, 148 Country Club Way, Ipswich, Massachusetts, on _______, _______ __, 2002, at 4:00 p.m., Eastern Time, or any adjournment or postponement thereof.

     THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     SHARES OF IPSWICH COMMON STOCK WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 26, 2002, BETWEEN BANKNORTH GROUP, INC. AND IPSWICH, "FOR" THE NOMINEES FOR DIRECTOR SET FORTH HEREIN AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

     A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. SHARES CANNOT BE VOTED BY THE PROXIES UNLESS THIS PROXY CARD IS SIGNED AND RETURNED.

     IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.


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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                            ------------------

Ipswich Bancshares, Inc.                                     I plan to attend
23 Market Street                                             the meeting
Ipswich, Massachusetts  01938
                                                                   [  ]

                                                            ------------------

1. Proposal to approve an Agreement and Plan of Merger, dated as of February 26, 2002, between Banknorth Group, Inc. ("Banknorth") and Ipswich Bancshares, Inc. ("Ipswich") and the merger of Ipswich with and into Banknorth contemplated by the merger agreement.

                 FOR                 AGAINST               ABSTAIN
                [   ]                 [   ]                 [   ]

2. Proposal to elect William E. George and Lawrence J. Pszenny as a director of Ipswich for a three-year term expiring in 2005:

               FOR all                                WITHHOLD AUTHORITY
         nominees (except as                           to vote for all
       marked to the contrary                              nominees
               herein)
                [   ]                                       [   ]

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

3. Proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the merger agreement.

                 FOR                 AGAINST               ABSTAIN
                [   ]                 [   ]                 [   ]

4. In their discretion, upon any other matter that may properly come before the annual meeting of shareholders or any postponement or adjournments thereof.

     THE BOARD OF DIRECTORS OF IPSWICH RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, "FOR" ITS NOMINEES FOR ELECTION AS DIRECTORS AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


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                                   Dated:
                                          --------------------------------------

                                   Signature
                                             -----------------------------------

                                   Signature
                                             -----------------------------------
                                                         (print name)

                                   IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                   NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.